UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — November 7, 2014

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669

 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On November 7, 2014, Bemis Company, Inc. (the “Company”) announced that it had completed the sale of its global Pressure Sensitive Materials business (known as “MACtac”) to Platinum Equity (“Platinum”), a California-based private equity firm, for a purchase price of $170 million, subject to customary post-closing adjustments.  The Company had previously announced on September 8, 2014, that it had reached agreement to sell MACtac to Platinum.  A copy of the press release announcing the transaction is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated November 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Sheri H. Edison
Sheri H. Edison, Vice President,
General Counsel and Secretary

Date	November 13, 2014

Index to Exhibits

Exhibit No.	Description	Method of Filing
99.1	Press Release dated November 7, 2014	Electronic Transmission